Exhibit 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
THIRD QUARTER 2012 RESULTS

●	Earnings per diluted share for third quarter 2012 of $0.07, down from $0.41 in 2011
●	Quarterly premium revenues of $1.5 billion, up 31% over 2011
●	Aggregate membership up 9% over 2011
●	Year to date cash provided by operating activities up $109 million over 2011

Long Beach, California (October 23, 2012) – Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the third quarter and nine months ended September 30, 2012.

Net income for the quarter was $3.4 million, or $0.07 per diluted share, compared with net income of $19.0 million, or $0.41 per diluted share, for the quarter ended September 30, 2011.

“Our third quarter results demonstrate the tremendous opportunities we have before us,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc.  “The growth in our Washington revenue in the third quarter was more than enough to replace the revenue we lost as a result of the termination of our contract in Missouri.  The developments in Washington are an example of the growth that is happening in our industry even without the impetus of federal legislation.  I am also pleased with the rapid turnaround at our Texas health plan, where we have made remarkable progress in the last three months.”

Overview of Financial Results

The Company’s financial performance in the third quarter of 2012 improved substantially over the second quarter of 2012 due to a significant improvement in the profitability of its Texas health plan.  Revenue was consistent between the second and third quarters of 2012 as a 30% increase in revenue at the Washington health plan offset both the termination of the Company’s Missouri enrollment and the slight decline in Texas enrollment.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

Health Plans Segment Results

Premium Revenue

Premium revenue for the third quarter of 2012 increased 31% over the third quarter of 2011, primarily due to an increase in membership, a shift in member mix to populations generating higher premium revenue per member per month (PMPM), and benefit expansions.

Membership at the Texas health plan nearly doubled year over year, while also growing significantly in Ohio and Washington.  Growth in the Company’s aged, blind or disabled, or ABD, membership led to higher premium revenue PMPM in 2012.  ABD membership, as a percent of total membership, has increased approximately 37% year over year.  Premium revenue PMPM also increased in the third quarter of 2012 as a result of the inclusion of revenue from the pharmacy benefit for the Ohio health plan effective October 1, 2011, and as a result of the inclusion of revenue from the inpatient facility and pharmacy benefits across all of the Texas health plan’s membership effective March 1, 2012.

Medical Care Costs

Medical care costs increased in the third quarter of 2012 primarily due to the same shifts in member mix and the benefit expansions that led to increased premium revenue.  Medical care costs as a percentage of premium revenue (the medical care ratio) also increased in the third quarter of 2012 when compared with the third quarter of 2011 because increases in premium rates have not kept pace with increases in medical costs.

Individual Health Plan Analysis

The Texas health plan’s financial performance improved dramatically in the third quarter from the second quarter of 2012.  The medical care ratio of the Texas health plan was 90% in the third quarter of 2012 compared with 109% in the second quarter of 2012 and 94% in the third quarter of 2011.  The medical care ratio for the Texas health plan’s ABD membership declined to 94% in the third quarter of 2012 from 119% in the second quarter.  The Company received a blended rate increase in Texas of approximately 4%, or $4.5 million per month, effective September 1, 2012.  The loss before taxes at the Texas health plan was approximately $5 million for the third quarter of 2012, compared with approximately $68 million for the second quarter of 2012 (which included a premium deficiency reserve charge of $10 million).  The Company has previously discussed at length the steps it is taking to bring the Texas health plan to profitability.  The Company confirms its previously disclosed expectation that the Texas health plan will be operating at financial break even on a go forward basis by December of 2012.

The medical care ratio at the California health plan increased to 96% in the third quarter of 2012 from 89% in the third quarter of 2011.  The higher medical care ratio was primarily the result of a shift in member mix to include more ABD members.  The medical care ratio for the California health plan’s ABD membership was 110% in the third quarter of 2012, 100% for the nine months ended September 30, 2012, and 84% for the third quarter of 2011.  The California Department of Health Care Services has recently solicited health plan input as to whether to conduct a review of the adequacy of ABD premium rates in California.  The Company’s California health plan, which believes the ABD premium rates to be inadequate, has provided input supporting such a review.  During the fourth quarter of 2012, the Company intends to exit an unprofitable service area in California, reducing enrollment by approximately 6,000 members.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

The addition of ABD members to the Washington health plan effective July 1, 2012, increased its medical care ratio to 86% in the third quarter of 2012 compared with 83% in the third quarter of 2011.  The higher premium revenue PMPM associated with the ABD membership, however, offset the increased medical care ratio, so that income from operations was consistent between the third quarters of 2012 and 2011.  The medical care ratio for the Washington health plan’s new ABD membership was 93% in the third quarter of 2012.

Molina Medicaid Solutions Segment Results

Performance of the Molina Medicaid Solutions segment was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)
Service revenue before amortization	$48,958	$39,273	$133,193	$116,567
Amortization recorded as reduction of service revenue	(536)	(1,545)	(842)	(5,277)
Service revenue	48,422	37,728	132,351	111,290
Cost of service revenue	37,004	34,584	98,111	105,020
General and administrative costs	1,980	2,069	7,187	6,421
Amortization of customer relationship intangibles recorded as amortization	1,282	1,282	3,846	3,846
Operating income (loss)	$8,156	$(207)	$23,207	$(3,997)

Operating income for the Company’s Molina Medicaid Solutions segment improved $8 million and $27 million for the three months and nine months ended September 30, 2012, respectively.  This improvement was primarily the result of stabilization of the Company’s newest Medicaid Management Information Systems, or MMIS, in Idaho and Maine.  For the quarter ended September 30, 2012, the Molina Medicaid Solutions segment gross profit margin rate was 24%, compared with 12% for the Health Plans segment.

Cash Flow

Cash provided by operating activities was $264 million for the nine months ended September 30, 2012, compared with $155 million for the nine months ended September 30, 2011.  Higher medical claims and benefits payable at our Texas health plan was the primary reason for the increase, followed by an increase in deferred revenue.  The increases in medical claims and benefits payable and deferred revenue were offset by the decline in year to date net income.

At September 30, 2012, the Company had cash and investments of $1.1 billion, and the parent company had cash and investments of $41 million.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

Reconciliation of Non-GAAP (1) to GAAP Financial Measures

EBITDA (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)
Net income (loss)	$3,364	$18,950	$(15,853)	$53,778
Add back:
Depreciation and amortization reported in the consolidated statements of cash flows	20,279	17,812	58,289	52,414
Interest expense	4,315	4,380	12,421	11,666
Income tax (benefit) expense	(492)	10,236	(15,228)	30,832
EBITDA	$27,466	$51,378	$39,629	$148,690
____________
(1)	GAAP stands for U.S. generally accepted accounting principles.
(2)
EBITDA is not prepared in conformity with GAAP because it excludes depreciation and amortization, as well as interest expense and the provision for income taxes.  This non-GAAP financial measure should not be considered as an alternative to the GAAP measures of net income, operating income, operating margin, or cash provided by operating activities, nor should EBITDA be considered in isolation from these GAAP measures of operating performance.  Management uses EBITDA as a supplemental metric in evaluating the Company’s financial performance, in evaluating financing and business development decisions, and in forecasting and analyzing future periods.  For these reasons, management believes that EBITDA is a useful supplemental measure to investors in evaluating the Company’s performance and the performance of other companies in the Company’s industry.

Conference Call

The Company’s management will host a conference call and webcast to discuss its third quarter results at 5:00 p.m. Eastern time on Tuesday, October 23, 2012.  The number to call for the interactive teleconference is (212) 231-2900.  A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Tuesday, October 23, 2012, through 6:00 p.m. on Wednesday, October 24, 2012, by dialing (800) 633-8284 and entering confirmation number 21602734.  A live broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com, or at www.earnings.com.  A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program.  The Company’s licensed health plans in California, Florida, Michigan, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.8 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events.  Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

●	the effectiveness of our medical cost containment initiatives in Texas;
●
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

●
uncertainties regarding the implementation of the Patient Protection and Affordable Care Act, including the potential refusal of a state to expand Medicaid eligibility to its uninsured population, issues surrounding state insurance exchanges, the impact of the health insurance industry excise tax, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures;

●
management of the Company’s medical costs, including seasonal flu patterns and rates of utilization that are consistent with the Company’s expectations, and the reduction over time of the high medical costs associated with new populations;

●
the success of the Company’s efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, including the pending RFP in New Mexico, and the Company’s ability to grow the Company’s revenues consistent with the Company’s expectations;

●	the accurate estimation of incurred but not reported medical costs across the Company’s health plans;
●
risks associated with the continued growth in new Medicaid and Medicare enrollees, and the development of actuarially sound rates with respect to such new enrollees, including dually eligible enrollees;

●	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates;
●	the continuation and renewal of the government contracts of both the Company’s health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
●	the timing of receipt and recognition of revenue and the amortization of expense under the state contracts of Molina Medicaid Solutions in Maine or Idaho;
●	additional administrative costs and the potential payment of additional amounts to providers and/or the state by Molina Medicaid Solutions as a result of MMIS implementation issues in Maine or Idaho;
●	government audits and reviews, and any enrollment freeze or monitoring program that may result therefrom;
●	changes with respect to the Company’s provider contracts and the loss of providers;
●
the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;

●	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;
●	approval by state regulators of dividends and distributions by the Company’s health plan subsidiaries;
●	changes in funding under the Company’s contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
●	high dollar claims related to catastrophic illness;
●	the favorable resolution of litigation, arbitration, or administrative proceedings;
●	restrictions and covenants in the Company’s credit facility;
●	the relatively small number of states in which we operate health plans;
●	the availability of financing to fund and capitalize the Company’s acquisitions and start-up activities and to meet the Company’s liquidity needs;
●	a state’s failure to renew its federal Medicaid waiver;
●	an inadvertent unauthorized disclosure of protected health information;
●	changes generally affecting the managed care or Medicaid management information systems industries;
●	increases in government surcharges, taxes, and assessments;
●	changes in general economic conditions, including unemployment rates;
●	increasing consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission.  These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov.  Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements.  All forward‐looking statements in this release represent the Company’s judgment as of October 23, 2012, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Amounts in thousands, except net income (loss) per share)
Revenue:
Premium revenue	$1,488,718	$1,138,230	$4,308,439	$3,348,438
Service revenue	48,422	37,728	132,351	111,290
Investment income	1,171	764	3,996	3,804
Rental income	1,879	–	5,408	–
Total revenue	1,540,190	1,176,722	4,450,194	3,463,532
Expenses:
Medical care costs	1,314,571	959,158	3,823,136	2,822,049
Cost of service revenue	37,004	34,584	98,111	105,020
General and administrative expenses	127,500	99,610	379,208	290,967
Premium tax expenses	37,894	36,374	120,953	110,633
Depreciation and amortization	16,034	13,430	47,446	38,587
Total expenses	1,533,003	1,143,156	4,468,854	3,367,256
Operating income (loss)	7,187	33,566	(18,660)	96,276
Interest expense	4,315	4,380	12,421	11,666
Income (loss) before income taxes	2,872	29,186	(31,081)	84,610
Income tax (benefit) expense	(492)	10,236	(15,228)	30,832
Net income (loss)	$3,364	$18,950	$(15,853)	$53,778

Net income (loss) per share:
Basic	$0.07	$0.41	$(0.34)	$1.18
Diluted	$0.07	$0.41	$(0.34)	$1.16
Weighted average shares outstanding:
Basic	46,546	45,834	46,301	45,693
Diluted	46,880	46,296	46,301	46,334

Operating Statistics:
Ratio of medical care costs paid directly to providers to premium revenue	86.1%	81.9%	86.5%	82.0%
Ratio of medical care costs not paid directly to providers to premium revenue	2.2	2.4	2.2	2.3
Medical care ratio (1)	88.3%	84.3%	88.7%	84.3%
General and administrative expense ratio (2)	8.3%	8.5%	8.5%	8.4%
Premium tax ratio (1)	2.5%	3.2%	2.8%	3.3%
Effective tax rate	(17.1%)	35.1%	49.0%	36.4%
____________
(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium taxes as a percentage of premium revenue.
(2)	Computed as a percentage of total operating revenue.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	Sept. 30, 2012	Dec. 31, 2011
	(Amounts in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$715,480	$493,827
Investments	356,895	336,916
Receivables	156,909	167,898
Income tax refundable	33,530	11,679
Deferred income taxes	21,533	18,327
Prepaid expenses and other current assets	30,002	19,435
Total current assets	1,314,349	1,048,082
Property, equipment, and capitalized software, net	210,972	190,934
Deferred contract costs	67,516	54,582
Intangible assets, net	85,033	101,796
Goodwill and indefinite-lived intangible assets	151,088	153,954
Auction rate securities	13,523	16,134
Restricted investments	44,488	46,164
Receivable for ceded life and annuity contracts	–	23,401
Other assets	20,098	17,099
	$1,907,067	$1,652,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$536,463	$402,476
Accounts payable and accrued liabilities	151,029	147,214
Deferred revenue	143,301	50,947
Current maturities of long-term debt	1,143	1,197
Total current liabilities	831,936	601,834
Long-term debt	260,551	216,929
Deferred income taxes	37,478	33,127
Liability for ceded life and annuity contracts	–	23,401
Other long-term liabilities	22,101	21,782
Total liabilities	1,152,066	897,073
Stockholders’ equity:
Common stock, $0.001 par value; 80,000 shares authorized; outstanding: 46,571 shares at September 30, 2012 and 45,815 shares at December 31, 2011	46	46
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	–	–
Additional paid-in capital	280,728	266,022
Accumulated other comprehensive loss	(330)	(1,405)
Retained earnings	474,557	490,410
Total stockholders’ equity	755,001	755,073
	$1,907,067	$1,652,146

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Amounts in thousands)
Operating activities:
Net income (loss)	$3,364	$18,950	$(15,853)	$53,778
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,279	17,812	58,289	52,414
Deferred income taxes	1,787	10,908	1,166	8,069
Stock-based compensation	5,636	4,349	15,448	12,723
Gain on sale of subsidiary	–	–	(2,390)	–
Non-cash interest on convertible senior notes	1,499	1,384	4,414	4,095
Change in fair value of interest rate swap	184	–	1,270	–
Amortization of premium/discount on investments	1,551	1,861	5,166	5,300
Amortization of deferred financing costs	310	1,444	825	2,451
Tax deficiency from employee stock compensation	(109)	(158)	(159)	(647)
Changes in operating assets and liabilities:
Receivables	4,098	(21,588)	10,989	5,411
Prepaid expenses and other current assets	(222)	961	(10,574)	(1,819)
Medical claims and benefits payable	10,925	19,442	133,987	6,699
Accounts payable and accrued liabilities	13,952	8,961	(9,030)	246
Deferred revenue	(33,072)	(12,675)	92,354	25,400
Income taxes	(2,141)	(11,386)	(21,878)	(18,957)
Net cash provided by operating activities	28,041	40,265	264,024	155,163

Investing activities:
Purchases of equipment	(19,247)	(15,055)	(52,548)	(45,921)
Purchases of investments	(90,117)	(74,562)	(234,465)	(258,209)
Sales and maturities of investments	76,893	104,979	213,665	226,413
Proceeds from sale of subsidiary, net of cash surrendered	–	–	9,162	–
Net cash paid in business combinations	–	–	–	(3,253)
Increase in deferred contract costs	4,256	(16,360)	(18,799)	(32,765)
Increase in restricted investments	(880)	(164)	(3,034)	(8,394)
Change in other noncurrent assets and liabilities	(392)	(2,723)	(4,775)	(533)
Net cash used in investing activities	(29,487)	(3,885)	(90,794)	(122,662)

Financing activities:
Amounts borrowed under credit facility	–	–	60,000	–
Repayment of amounts borrowed under credit facility	(10,000)	–	(20,000)	–
Treasury stock purchases	–	(7,000)	–	(7,000)
Credit facility fees paid	–	(1,125)	–	(1,125)
Principal payments on term loan	(273)	–	(846)	–
Proceeds from employee stock plans	86	–	5,571	5,640
Excess tax benefits from employee stock compensation	21	24	3,698	1,590
Net cash (used in) provided by financing activities	(10,166)	(8,101)	48,423	(895)
Net increase in cash and cash equivalents	(11,612)	28,279	221,653	31,606
Cash and cash equivalents at beginning of period	727,092	459,213	493,827	455,886
Cash and cash equivalents at end of period	$715,480	$487,492	$715,480	$487,492

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED DEPRECIATION AND AMORTIZATION DATA

Depreciation and amortization related to the Company’s Health Plans segment is all recorded in “Depreciation and Amortization” in the consolidated statements of operations.  Depreciation and amortization related to the Company’s Molina Medicaid Solutions segment is recorded within three different headings in the consolidated statements of operations as follows:

●	Amortization of purchased intangibles relating to customer relationships is reported as amortization within the heading “Depreciation and Amortization;”
●	Amortization of purchased intangibles relating to contract backlog is recorded as a reduction of “Service Revenue;” and
●	Depreciation is recorded within the heading “Cost of Service Revenue.”

The following table presents all depreciation and amortization recorded in the Company’s consolidated statements of operations, regardless of whether the item appears as depreciation and amortization, a reduction of revenue, or as cost of service revenue.

	Three Months Ended September 30,
	2012		2011
	Amount	% of Total Revenue	Amount	% of Total Revenue
	(Dollar amounts in thousands)
Depreciation and amortization of capitalized software	$11,201	0.7%	$8,234	0.7%
Amortization of intangible assets	4,833	0.3	5,196	0.4
Depreciation and amortization reported as such in the consolidated statements of operations	16,034	1.0	13,430	1.1
Amortization recorded as reduction of service revenue	536	0.1	1,545	0.1
Amortization of capitalized software recorded as cost of service revenue	3,709	0.2	2,837	0.2
Total	$20,279	1.3%	$17,812	1.4%

	Nine Months Ended September 30,
	2012		2011
	Amount	% of Total Revenue	Amount	% of Total Revenue
	(Dollar amounts in thousands)
Depreciation, and amortization of capitalized software	$31,524	0.7%	$22,859	0.7%
Amortization of intangible assets	15,922	0.4	15,728	0.5
Depreciation and amortization reported as such in the consolidated statements of operations	47,446	1.1	38,587	1.2
Amortization recorded as reduction of service revenue	842	–	5,277	0.1
Amortization of capitalized software recorded as cost of service revenue	10,001	0.2	8,550	0.2
Total	$58,289	1.3%	$52,414	1.5%

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED MEMBERSHIP DATA

	Sept. 30, 2012	June 30, 2012	Dec. 31, 2011	Sept. 30, 2011
Total Ending Membership by Health Plan:
California	346,000	350,000	355,000	350,000
Florida	71,000	70,000	69,000	67,000
Michigan	219,000	220,000	222,000	217,000
Missouri (1)	―	79,000	79,000	78,000
New Mexico	90,000	89,000	88,000	89,000
Ohio	272,000	260,000	248,000	256,000
Texas	291,000	301,000	155,000	148,000
Utah	85,000	86,000	84,000	82,000
Washington	411,000	356,000	355,000	350,000
Wisconsin	41,000	42,000	42,000	41,000
Total	1,826,000	1,853,000	1,697,000	1,678,000

Total Ending Membership by State for the Medicare Advantage Plans:
California	7,300	7,000	6,900	6,500
Florida	900	900	800	700
Michigan	9,300	8,900	8,200	7,600
New Mexico	900	900	800	800
Ohio	200	200	200	100
Texas	1,100	800	700	600
Utah	8,300	8,300	8,400	7,400
Washington	6,100	5,700	5,000	4,500
Total	34,100	32,700	31,000	28,200

Total Ending Membership by State for the Aged, Blind or Disabled Population:
California	44,100	41,100	31,500	23,700
Florida	10,300	10,400	10,400	10,400
Michigan	40,700	40,000	37,500	31,600
New Mexico	5,600	5,600	5,600	5,600
Ohio	29,000	29,600	29,100	29,900
Texas	101,300	111,000	63,700	61,800
Utah	8,900	8,800	8,500	8,300
Washington	23,400	4,400	4,800	4,700
Wisconsin	1,600	1,700	1,700	1,700
Total	264,900	252,600	192,800	177,700
____________
(1)	The Company’s contract with the state of Missouri expired without renewal on June 30, 2012.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN
(Amounts in thousands except per member per month amounts)

	Three Months Ended September 30, 2012
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio (MCR)	Premium Tax Expense		MCR Excluding Premium Tax Expense (4)
		Total	PMPM	Total	PMPM
California	1,041	$162,389	$156.00	$156,106	$149.96	96.1%	$	―	96.1%
Florida	214	57,429	268.56	48,250	225.64	84.0		(5)	84.0
Michigan	656	160,637	244.91	143,513	218.80	89.3		1,046	89.9
Missouri (2)	―	―	―	―	―	―		―	―
New Mexico	269	84,797	315.49	73,721	274.28	86.9		1,761	88.8
Ohio	805	306,314	380.20	253,447	314.58	82.7		23,824	89.7
Texas	890	350,810	394.10	316,716	355.80	90.3		6,289	91.9
Utah	256	73,484	287.21	62,630	244.79	85.2		―	85.2
Washington	1,217	274,079	225.29	236,928	194.76	86.4		4,888	88.0
Wisconsin	124	16,279	131.21	15,217	122.65	93.5		―	93.5
Other (3)	―	2,500	―	8,043	―	―		91	―
	5,472	$1,488,718	$272.08	$1,314,571	$240.25	88.3%		$37,894	90.6%

	Three Months Ended September 30, 2011
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio (MCR)	Premium Tax Expense	MCR Excluding Premium Tax Expense (4)
		Total	PMPM	Total	PMPM
California	1,049	$144,888	$138.11	$128,596	$122.58	88.8%	$1,114	89.4%
Florida	199	51,569	258.96	46,009	231.04	89.2	(17)	89.2
Michigan	656	165,636	252.46	135,899	207.13	82.0	9,644	87.1
Missouri (2)	234	58,196	248.80	45,428	194.22	78.1	―	78.1
New Mexico	267	79,644	297.82	67,043	250.70	84.2	2,084	86.4
Ohio	745	232,616	312.55	182,363	245.02	78.4	18,072	85.0
Texas	414	105,577	255.25	98,954	239.24	93.7	1,613	95.2
Utah	243	69,763	286.47	55,293	227.05	79.3	―	79.3
Washington	1,043	211,131	202.49	174,912	167.76	82.8	3,776	84.4
Wisconsin	123	17,269	139.95	13,656	110.67	79.1	―	79.1
Other (3)	―	1,941	―	11,005	―	―	88	―
	4,973	$1,138,230	$228.88	$959,158	$192.87	84.3%	$36,374	87.0%
____________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The Company’s contract with the state of Missouri expired without renewal on June 30, 2012. The Missouri health plan’s claims run-out activity subsequent to June 30, 2012, is reported in “Other.”
(3)	“Other” medical care costs also include medically related administrative costs at the parent company.
(4)	The MCR Excluding Premium Tax Expense represents medical costs as a percentage of premium revenues, where premium revenue is reduced by premium tax expense.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN
(Amounts in thousands except per member per month amounts)

	Nine Months Ended September 30, 2012
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio (MCR)	Premium Tax Expense	MCR Excluding Premium Tax Expense (4)
		Total	PMPM	Total	PMPM
California	3,156	$491,718	$155.80	$446,694	$141.53	90.8%	$5,004	91.8%
Florida	632	170,922	270.47	146,261	231.44	85.6	(18)	85.6
Michigan	1,983	491,301	247.78	419,406	211.52	85.4	11,203	87.4
Missouri (2)	483	113,818	235.63	113,101	234.15	99.4	―	99.4
New Mexico	801	253,418	316.56	208,668	260.66	82.3	5,971	84.3
Ohio	2,313	896,908	387.74	735,432	317.93	82.0	69,689	88.9
Texas	2,389	908,532	380.30	890,042	372.57	98.0	16,155	99.7
Utah	767	225,533	293.93	183,930	239.71	81.6	―	81.6
Washington	3,352	697,065	207.97	592,398	176.75	85.0	12,599	86.5
Wisconsin	374	52,209	139.46	54,861	146.54	105.1	―	105.1
Other (3)	―	7,015	―	32,343	―	―	350	―
	16,250	$4,308,439	$265.14	$3,823,136	$235.27	88.7%	$120,953	91.3%

	Nine Months Ended September 30, 2011
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio (MCR)	Premium Tax Expense	MCR Excluding Premium Tax Expense (4)
		Total	PMPM	Total	PMPM
California	3,133	$418,961	$133.71	$359,844	$114.84	85.9%	$4,937	86.9%
Florida	588	150,561	256.13	141,872	241.35	94.2	34	94.3
Michigan	2,002	495,971	247.70	399,952	199.75	80.6	29,219	85.7
Missouri (2)	722	169,988	235.45	148,135	205.18	87.1	―	87.1
New Mexico	808	246,223	304.71	205,659	254.51	83.5	6,472	85.8
Ohio	2,218	693,829	312.86	533,216	240.44	76.9	53,629	83.3
Texas	1,154	290,787	252.06	271,723	235.54	93.4	5,016	95.1
Utah	723	215,205	297.62	167,605	231.79	77.9	―	77.9
Washington	3,104	608,998	196.25	515,769	166.20	84.7	11,099	86.3
Wisconsin	364	51,526	141.42	47,450	130.23	92.1	44	92.2
Other (3)	―	6,389	―	30,824	―	―	183	―
	14,816	$3,348,438	$226.01	$2,822,049	$190.48	84.3%	$110,633	87.2%
____________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The Company’s contract with the state of Missouri expired without renewal on June 30, 2012. The Missouri health plan’s claims run-out activity subsequent to June 30, 2012, is reported in “Other.”
(3)	“Other” medical care costs also include medically related administrative costs of the parent company.
(4)	The MCR Excluding Premium Tax Expense represents medical costs as a percentage of premium revenues, where premium revenue is reduced by premium tax expense.

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA
(Amounts in thousands except per member per month amounts)

The following tables provide the details of the Company’s medical care costs for the periods indicated:

	Three Months Ended September 30,
	2012			2011
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$908,201	$165.97	69.1%	$698,995	$140.55	72.9%
Pharmacy	219,823	40.17	16.7	89,191	17.93	9.3
Capitation	142,714	26.08	10.9	129,315	26.00	13.5
Other	43,833	8.03	3.3	41,657	8.39	4.3
Total	$1,314,571	$240.25	100.0%	$959,158	$192.87	100.0%

	Nine Months Ended September 30,
	2012			2011
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,666,470	$164.09	69.8%	$2,050,430	$138.40	72.7%
Pharmacy	606,004	37.29	15.9	268,637	18.13	9.5
Capitation	417,643	25.70	10.9	383,955	25.92	13.6
Other	133,019	8.19	3.4	119,027	8.03	4.2
Total	$3,823,136	$235.27	100.0%	$2,822,049	$190.48	100.0%

The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2011
	(In thousands)
Fee-for-service claims incurred but not paid (IBNP)	$414,725	$301,020	$283,160
Capitation payable	55,314	53,532	49,259
Pharmacy	42,681	26,178	16,615
Other	23,743	21,746	12,021
	$536,463	$402,476	$361,055

-MORE-

MOH Reports Third Quarter 2012 Results

October 23, 2012

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims.  The Company’s reserving methodology is consistently applied across all periods presented.  The amounts displayed for “Components of medical care costs related to: Prior periods” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were (more) or less than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported.  The following table shows the components of the change in medical claims and benefits payable as of the periods indicated:

	Nine Months Ended September 30,		Three Months Ended September 30,		Year Ended Dec. 31,
	2012	2011	2012	2011	2011
	(Dollars in thousands, except per-member amounts)
Balances at beginning of period	$402,476	$354,356	$525,538	$341,613	$354,356
Components of medical care costs related to:
Current period	3,860,825	2,871,515	1,361,539	990,449	3,911,803
Prior periods	(37,689)	(49,466)	(46,968)	(31,291)	(51,809)
Total medical care costs	3,823,136	2,822,049	1,314,571	959,158	3,859,994
Payments for medical care costs related to:
Current period	3,332,896	2,522,374	875,236	670,066	3,516,994
Prior periods	356,253	292,976	428,410	269,650	294,880
Total paid	3,689,149	2,815,350	1,303,646	939,716	3,811,874
Balances at end of period	$536,463	$361,055	$536,463	$361,055	$402,476
Benefit from prior period as a percentage of:
Balance at beginning of period	9.4%	14.0%	8.9%	9.2%	14.6%
Premium revenue	0.9%	1.5%	3.2%	2.7%	1.1%
Total medical care costs	1.0%	1.8%	3.6%	3.3%	1.3%

Claims Data:
Days in claims payable, fee for service	45	39	45	39	40
Number of members at end of period	1,826,000	1,678,000	1,826,000	1,678,000	1,697,000
Number of claims in inventory at end of period	163,600	132,200	163,600	132,200	111,100
Billed charges of claims in inventory at end of period	$304,600	$187,000	$304,600	$187,000	$207,600
Claims in inventory per member at end of period	0.09	0.08	0.09	0.08	0.07
Billed charges of claims in inventory per member at end of period	$166.81	$111.44	$166.81	$111.44	$122.33
Number of claims received during the period	15,455,000	12,864,800	5,079,200	4,149,600	17,207,500
Billed charges of claims received during the period	$14,339,700	$10,573,900	$4,951,000	$3,610,700	$14,306,500

-END-